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                                                                    EXHIBIT 23.1
                                                                    ------------


                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 15, 1999, except for Notes 7 and 11, which are dated as of January 24, 2000, relating to the financial statements of TIBCO Software Inc., which appears in the 1999 Annual Report to Stockholders of TIBCO Software Inc., which is incorporated by reference in TIBCO Software Inc.'s Annual Report on Form 10-K for the year ended November 30, 1999.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

San Jose, California
October 13, 2000